                                                                  Exhibit 21

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                 SUBSIDIARIES OF HUSSMANN INTERNATIONAL, INC.
Name                                                             Place of Incorporation

Hussmann Corporation                                                    Missouri
      Krack Corporation                                                 Illinois
      Hussmann International Sales Corporation                          Barbados
      Luoyang Hussmann Refrigeration Co., Ltd.<F*>                      China
      Guangzhou Hussmann Refrigeration Co., Ltd.                        China
      Hussmann Tempcool Holdings PTE LTD<F*>                            Singapore
Hussmann Holdings, Inc.                                                 Delaware
      Hussmann Netherlands B.V.                                         Netherlands
            Hussmann-Mexico, S. de R.L. de C.V.                         Mexico
                  Hussmann American, S. de R.L. de C.V.                 Mexico
                  Industrias Frigorificas, S.A. de C.V.                 Mexico
                  Industrias Gilvert, S.A. de C.V.                      Mexico
            Hussmann Canada Holdings, Ltd.                              Canada
                  Hussmann Canada Inc.                                  Canada
            Hussmann Holdings, Ltd.                                     England
                  Hussmann (Europe) Limited                             England
                        Hussmann Refrigeration (Hungary) KFT<F*>        Hungary
            Hussmann do Brasil Ltda.                                    Brazil
            Fastecnica Instalacoes e Assistencia Tecnica Ltda.          Brazil
            Hussmann Region Andina SRL                                  Chile
            Hussmann Australasia Limited<F*>                            New Zealand
                  McAlpine Hussmann Limited                             New Zealand
                  McAlpine Hussmann (Australia) Pty Ltd.                Australia
                        McAlpine Hussmann Pty Ltd.                      Australia
                        McAlpine Australia Pty Ltd.                     Australia
            Hussmann Iberica S.L.                                       Spain
                  Koxka C.E., S.A.                                      Spain
                        Compania de Refrigeracion Vedereca, S.A.        Spain
                        Kobol, S.A.                                     Spain
                        Baes Industria Del Frio, S.A.                   Spain

      <F*> Each of the above subsidiaries is 100% owned or controlled except as follows: Hussmann Tempcool Holdings PTE LTD (50%), Hussmann Refrigeration (Hungary) Ltd. (60%), Luoyang Hussmann Refrigeration Co., Ltd. (55%) and Hussmann Australasia Limited (65%).
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